EX-99.906CERT

CERTIFICATION

Paul Dietrich, Principal Executive Officer and Principal Financial Officer of Dominion Funds, Inc. (the “Registrant”), certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the  period ended December 31, 2012 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer and Principal Financial Officer

Dominion Funds, Inc.

/s/Paul Dietrich

Paul Dietrich

Date:3/11/13

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to Dominion Funds, Inc. and will be retained by Dominion Funds, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.